Filed Pursuant to Rule 424(b)(5)

Registration No. 333-288579

Prospectus Supplement

(To Prospectus dated July 9, 2025)

PROSPECTUS

BITMINE IMMERSION TECHNOLOGIES, INC.

5,217,715 Shares of Common Stock

Warrants to Purchase up to 10,435,430 Shares of Common Stock

10,435,430 Shares of Common Stock Underlying Warrants

We are offering (i) 5,217,715 shares of our common stock, par value $0.0001 per share (“Common Stock”), at a price of $70.00 per share, (ii) warrants to purchase an aggregate of 10,435,430 shares of our Common Stock on or prior to March 22, 2027 (the “Warrants”) and (iii) an aggregate of 10,435,430 shares of our Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”), each at an exercise price of $87.50 per share of Common Stock. The shares of our Common Stock, the Warrants, and the Warrant Shares are sometimes collectively referred to herein as the “securities.” See “Description of Capital Stock” on page 13 of the accompanying prospectus and “Description of Warrants” on page S-24 of this prospectus supplement and page 31 of the accompanying prospectus for a more complete description of the securities offered hereby.

Our Common Stock is currently traded on NYSE American LLC (“NYSE American”) under the symbol “BMNR.” On September 19, 2025, the closing price of our Common Stock as reported on NYSE American was $61.29 per share.

We have engaged Moelis & Company LLC to act as sole placement agent (the “placement agent”) in connection with this offering to use its reasonable best efforts to place the securities offered by this prospectus supplement. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below. See “Plan of Distribution” beginning on page S-37 of this prospectus supplement for more information regarding these arrangements.

	Per share(1)	Total
Public offering price	$70.000	$365,240,050.00
Placement agent fees(2)	$2.275	$11,870,301.62
Proceeds, before expenses, to us	$67.725	$353,369,748.38

(1)	The Warrants are being offered for no additional consideration. The above proceeds do not include shares of common stock that may be issued upon the exercise of the Warrants. In addition, we have agreed to pay to the placement agent an amount equal to 1.75% of the aggregate gross proceeds raised from the exercise of the Warrants, which is deemed to be earned upon the initial closing of this offering and will be paid, pro rata, upon the exercise of such Warrants.

(2)	In addition, we have agreed to pay the reasonable and documented fees and expenses of counsel to the placement agent. See “Plan of Distribution” for a description of all placement agent compensation payable in connection with this offering. Per share placement agent fees and proceeds to us, before expenses are rounded to the nearest cent.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities will be made through the book-entry facilities of The Depository Trust Company on or about September 23, 2025, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

Moelis & Company

The date of this prospectus supplement is September 22, 2025

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both the prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission (the “SEC”). This means that we can disclose important information to you from those documents, which we may file with the SEC from time to time. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of securities offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer of these securities in any state where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not, and the placement agent is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the securities under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the placement agent will have any responsibility therefor.

For purposes of this prospectus supplement, unless the context indicates otherwise, references to “BMNR,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to Bitmine Immersion Technologies, Inc., a Delaware corporation, and its wholly owned subsidiaries.

We urge you to read carefully this prospectus supplement, as supplemented and amended, before deciding whether to invest in the Securities.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus supplement or incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus supplement and information incorporated by reference in this prospectus supplement, including the matters set forth under “Risk Factors” and the financial statements and related notes, including our Annual Report on Form 10-K, as amended, our Quarterly Reports on Form 10-Q, and in our other reports filed from time to time with the SEC.

Company Overview

We are a digital asset and blockchain technology company that engages in the production or “mining” of bitcoin and have recently initiated an Ethereum treasury strategy. Our business strategy generally involves the accumulation of BTC for long-term investment, whether acquired by our bitcoin mining operations or from the proceeds of capital raising transactions. We now intend to accumulate ETH with respect to our Treasury operations. From time to time, subject to market conditions, we intend to (i) issue debt or equity securities or engage in other capital raising transactions with the objective of using the proceeds to purchase ETH, (ii) expand our bitcoin mining and consulting operations and retain any bitcoin we generate to the extent it exceeds our working capital requirements and (iii) increase the ETH per common share of our business through professional Treasury management. We intend to fund further BTC and ETH acquisitions and mining expansion primarily through issuances of Common Stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock. We may also finance our mining expansion by conservatively leveraging our bitcoin holdings.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin through mining and occasional market purchases. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in future transactions for the purchase or sale of bitcoin. As of September 21, 2025, we held 192 bitcoin with a value of approximately $22,189,248 based on the price of bitcoin provided by Bloomberg at 4:00pm Eastern Time. Our bitcoin mining operations focus in the short-term on placing our new miners with third party hosting firms because we do not have the data center capacity to accommodate new miners. Hosting services include the provision of mining equipment and energized space and the monitoring, troubleshooting, and repair and maintenance of customer mining equipment. In the long-term, we plan to build data centers for our miners because we believe our total costs of operating the miners will be less.

We view our Ethereum treasury operations as the next phase of our business growth. Our Treasury strategy will be focused on engaging in opportunity seeking activities with the goal of increasing the amount of ETH in the Treasury, including through staking, restaking, liquid staking and other decentralized finance activities. ETH is currently our primary treasury reserve asset, and we expect that ETH will serve as our primary treasury reserve asset in the future, however we will continue to monitor market conditions in determining in the timing and execution of additional financings to purchase additional ETH. We believe our Treasury operations will provide us with professional management of our digital assets, with a focus on maximizing ETH accumulation and value accretion, while maintaining robust controls and oversight over these digital assets. As of September 21, 2025, we held 2,416,054 ETH with a value of approximately $10,864,994,838 based on the price of ETH provided by Bloomberg at 4:00pm Eastern Time.

With respect to our bitcoin mining operations, through our Mining-as-a-Service (“MaaS”) business model, we deliver end-to-end mining infrastructure and management to companies seeking direct bitcoin mining exposure without the operational burden. The data centers that we build use immersion cooling technology. Immersion cooling is the process of submerging computer components (or full servers) in a thermally, but not electrically, conductive liquid (dielectric coolant) allowing higher heat transfer performance than air and many other benefits. Our MaaS strategy includes (i) hardware and infrastructure: this involves the sale or lease of mining machines, as well as full deployment support; (ii) operational management: this involves full fleet oversight, uptime maximization, and mining pool payout optimization; and (iii) financial and compliance support: this involves providing GAAP-aligned reporting tools and treasury integration guidance.

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For a description of our business, financial condition, results of operations and other important information regarding Bitmine and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus supplement and accompanying prospectus, in addition to this prospectus supplement and accompanying prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page S-38 of this prospectus supplement. More information about us is also available through our website at www.bitminetech.io. The information on our website is not incorporated by reference into this prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Bitcoin and the Bitcoin Ecosystem

Bitcoin is a digital asset that is issued by and transmitted through an open-source protocol, known as the bitcoin protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the bitcoin blockchain, on which bitcoin holdings and all validated transactions that have ever taken place on the bitcoin network are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of bitcoin. The bitcoin blockchain can be updated without any single entity owning or operating the network.

New bitcoin is created and allocated by the bitcoin protocol through a “mining” process that rewards users that validate transactions in the bitcoin blockchain. Validated transactions are added in “blocks” approximately every ten minutes. The mining process serves to validate transactions and secure the bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.” To incentivize miners to incur the costs of mining bitcoin, the bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin.

The bitcoin protocol limits the total number of bitcoin that can be generated over time to 21 million. As of the date of this prospectus supplement, the reward for miners that successfully validate a block of transactions is 3.125 bitcoin per mined block. After every 210,000 blocks are mined, the reward from validating transactions is “halved.” A halving has historically occurred approximately every four years, and the next halving is expected to occur in April 2028.

Mining requires the use of specialized computers equipped with application-specific integrated circuit (ASIC) chips (known as “miners”) to solve complex cryptographic algorithms in support of the bitcoin blockchain (in a process known as “solving a block”) in exchange for digital asset rewards (to date, only bitcoin). The industry practice is for miners to participate in “mining pools” organized by “mining pool operators” in which all pool participants share mining power (known as “hashrate”) to earn digital asset rewards which are shared among pool members. The mining pool operator provides a service that coordinates the computing power of the independent mining enterprises participating in the mining pool. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. We only use mining pools that pay rewards under the Full-Pay-Per-Share Method, which pays rewards to members based on the member’s hashing power contributed to the pool each day times the difficulty index.

Ethereum and the Ethereum Ecosystem

Ethereum is a decentralized, open-source blockchain platform that enables the creation and execution of smart contracts and decentralized applications (dApps). Ether (or ETH) is the native cryptocurrency of the Ethereum network and is used to pay for transaction fees and computational services on the network. Launched in 2015, Ethereum was designed to expand upon the capabilities of earlier blockchain technologies by supporting programmable, self-executing contracts that do not require intermediaries.

Ethereum is the second-largest blockchain platform by market capitalization, following Bitcoin. It is widely regarded as the leading platform for smart contracts and dApp development. In recent years, the Ethereum ecosystem has experienced significant growth, with thousands of dApps, a robust developer community and a rapidly expanding DeFi sector. As of 2024, Ethereum hosts the majority of DeFi protocols by total value locked (TVL) and is the primary platform for NFT issuance and trading. Ethereum is increasingly being integrated into traditional financial systems, with growing interest from institutional investors, enterprises and governments. The network’s programmability and security have made it a preferred choice for tokenization and digital asset issuance. The Ethereum community continues to pursue upgrades aimed at improving scalability, security and usability. Notable initiatives include the implementation of sharding and layer-2 scaling solutions, which are expected to further enhance network performance and reduce transaction costs. However, the Ethereum ecosystem is subject to various risks, including regulatory uncertainty, technological challenges, competition from other blockchain platforms, and potential vulnerabilities in smart contract code. The value of ETH and the success of the Ethereum network depend on continued adoption, technological advancement, and the ability to address these risks effectively.

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Some of the key features and capabilities that distinguish Ethereum as a leading decentralized blockchain platform, include but are not limited to: (1) Ethereum’s Smart Contracts: self-executing agreements with the terms directly written into code. These contracts automatically execute transactions when predefined conditions are met, reducing the need for third-party oversight; (2) Decentralized Applications (dApps): Developers can build and deploy dApps on the Ethereum platform, enabling a wide range of use cases, including decentralized finance (DeFi), non-fungible tokens (NFTs), gaming, supply chain management and more; (3) Programmability: Ethereum’s Turing-complete programming language, Solidity, allows for complex logic and a broad array of applications, making it a foundational platform for blockchain innovation; and (4) Transition to Proof-of-Stake: In September 2022, Ethereum transitioned from a proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism, significantly reducing its energy consumption and enabling new features such as staking.

The Ethereum ecosystem includes, among its participants: (1) developers – a global community contributing to the Ethereum protocol by building dApps and creating new use cases for the network; (2) validators – responsible for securing the network by proposing and attesting to new blocks in exchange for rewards in ETH; (3) users – individuals and organizations that use Ethereum for a variety of purposes (e.g., transferring value, interacting with dApps and participating in DeFi protocols); (4) enterprises and institutions - businesses and institutions exploring or utilizing Ethereum for enterprise solutions, tokenization and blockchain-based services; and (5) miners (historical) - prior to the transition to PoS, miners played a key role in validating transactions and securing the network.

Corporate Information

A predecessor to us was incorporated in the State of Nevada on August 16, 1995 as Interactive Lighting Showrooms, Inc., and redomiciled in the State of Delaware on April 6, 2020.

On July 16, 2021, Jonathan Bates, Raymond Mow, Michael Maloney, and Seth Bayles were appointed to our board of directors, and Jonathan Bates, Raymond Mow, Seth Bayles, and Ryan Ramnath were appointed as officers. At the same time, such persons or their affiliates acquired approximately 62% of our issued and outstanding shares at the time in a private placement. Erik S. Nelson was previously the only member of the board of directors and remained a director and chief executive officer. On May 26, 2022, our board of directors appointed Jonathan Bates as our chief executive officer and Erik Nelson as our president. The appointment of certain of the new officers and directors was done in connection with our entry into the business of creating hosting centers for bitcoin mining computers primarily utilizing immersion cooling technology, as well mining the bitcoin digital currency for our own account. Prior to such change of control, we were a shell company.

Our principal executive offices are located at 10845 Griffith Peak Dr., #2, Las Vegas, Nevada 89135, and our telephone number is (404) 816-8240. Our corporate website address is bitminetech.io. The information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

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THE OFFERING

Shares of Common Stock Offered:	5,217,715 shares of Common Stock.

Warrants Offered:	Warrants relating to 10,435,430 shares of Common Stock at an exercise price of $87.50 per share of Common Stock. The Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Warrants and may be exercised at any time on or prior to 11:59 p.m. (New York City time) on March 22, 2027. This offering also relates to the Warrant Shares to be issued upon exercise of the Warrants.

Common Stock Outstanding Before this Offering:	279,524,602 shares of Common Stock.

Common Stock Outstanding Immediately After this Offering:	295,177,747 shares of Common Stock, assuming the exercise of all of the Warrants.

Use of Proceeds:	We may use the net proceeds from this offering, if any, for general corporate purposes, which include, among other things: working capital; pursuit of our Ethereum strategy; the purchase of income generating assets to grow our business; other capital expenditures; repurchases of shares of Common Stock; and/or repayment of debt. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Use of Proceeds” beginning on page S-22 of this Prospectus Supplement.

Risk Factors:	You should carefully read the “Risk Factors” section of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Exchange Listing:	Our Common Stock is listed on the NYSE American under the symbol “BMNR.” We do not intend to list the Warrants on any exchange.

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 295,177,747 shares of Common Stock outstanding as of September 19, 2025, and assumes full exercise of the Warrants being offered in this offering.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing any of our securities, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended August 31, 2024, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement and incorporated by reference into this prospectus supplement and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock or other Securities could decline, and you may lose some or all of your investment.

Risks Related to this Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since our Common Stock began trading on the NYSE American on June 5, 2025, our Common Stock has traded at prices as low as $4.57 per share and as high as $134.48 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and the NYSE American and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement, and we may not use the net proceeds effectively.

Because we have not designated the amount of net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement to be used for any particular purpose, our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds” beginning on page S-22 of this prospectus supplement. Our management may use the net proceeds, if any, for corporate purposes that may not improve our financial condition or market price of our Common Stock.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering exceeds the net tangible book value per share of our Common Stock outstanding prior to this offering. After giving effect to the sale of 5,217,715 shares of our Common Stock in this offering at a price of $70.00 (excluding warrants), prior to deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $37.11 per share, representing the difference between our as adjusted pro forma net tangible book value per share as of September 19, 2025 after giving effect to this offering and the offering price.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock, including pursuant to our ATM Program, or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to our current stockholders or result in downward pressure on the price of our Common Stock. On August 12, 2025, we filed a prospectus supplement with the SEC to amend the prospectus contained in our shelf registration statement related to our ATM Program to increase the number of shares of Common Stock that may be sold under the ATM Program to an amount of shares having an aggregate offering price of up to $24,500,000,000. As of September 19, 2025, we have sold approximately 215,463,610 shares of our Common Stock pursuant to our ATM Program and raised approximately $10,236,421,048 in gross proceeds. We could raise up to another $14,253,578,952 under our ATM. We may sell our shares of Common Stock or other securities in any offering at prices that are higher or lower than the prices paid by the investors in this offering, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

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We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus supplement as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of our Common Stock by our significant stockholders, directors or officers will have on the market price of our Common Stock.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants being offered in this offering will have no rights as Common Stock stockholders until they acquire our shares of Common Stock.

Until shares of Common Stock are acquired upon exercise of the Warrants, holders of the Warrants will have no rights with respect to the shares of Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of shares of Common Stock only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

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Our Common Stock may not always trade at a premium to the value of the digital assets we hold.

Although our Common Stock has, and may in the future trade at a premium to the value of our holdings of ETH and bitcoin, to the extent investors view our Common Stock as providing exposure to ETH or bitcoin, it is possible that the price of our Common Stock may not always trade at such a premium. This may occur due to the rise in other traditional investment vehicles providing exposure to digital assets, as well as the increase in the number of investors who may wish to purchase digital assets directly. For example, the SEC has recently provided guidance that will allow broker-dealers to custody digital assets on behalf of investors. The SEC has also rescinded Staff Accounting Bulletin 121 which, by forcing public companies to include on their balance sheets digital assets custodied on behalf of third parties, effectively prevented publicly traded banks from providing digital asset custodial services. Any movement of investor funds to such other sources, or a change in investor sentiment generally, could result in a decrease in price of our Common Shares and may impair our ability to engage in future financings. See “We plan to purchase additional digital assets using primarily proceeds from equity and debt financings, but we may be unable to obtain such financings on favorable terms.”

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our digital asset treasury strategy, our use of leverage, the manner in which our digital assets are custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our treasury reserve policy would require the approval of our Board of Directors, no shareholder or regulatory approval would be necessary. Consequently, our Board of Directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding digital assets.

Risks Related to Cryptocurrencies

The further development and acceptance of the bitcoin and ETH networks and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the bitcoin and ETH networks and other cryptocurrency networks may adversely affect an investment in the Company.

Cryptocurrency such as bitcoin and ETH may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks are a new and rapidly evolving industry of which the bitcoin and ETH networks are a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the bitcoin and ETH networks in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the bitcoin and ETH networks, include:

●	continued worldwide growth in the adoption and use of bitcoin, ETH and other cryptocurrencies, including those competitive with bitcoin and ETH;

●	government and quasi-government regulation of bitcoin, ETH and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the bitcoin and ETH networks or similar cryptocurrency systems;

●	the maintenance and development of the open-source software protocol of the bitcoin and ETH networks;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

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A decline in the popularity or acceptance of the bitcoin and ETH networks and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that the bitcoin and ETH networks, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of bitcoin and ETH.

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets, including spot markets for bitcoin and ETH, are growing rapidly. The digital asset trading platforms through which bitcoin, ETH and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of bitcoin and ETH for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring bitcoin and ETH from a personal account to a third-party’s account.

Digital asset trading platforms may not be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as bitcoin and ETH on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of bitcoin, ETH and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.

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A disruption of the Internet may affect the operation of cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

Cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt the cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.

The trading prices of many cryptocurrencies, including bitcoin and ETH, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of bitcoin and ETH, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of their value.

The trading prices of many cryptocurrencies, including bitcoin and ETH, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain cryptocurrencies, including bitcoin and ETH, over the course of 2017, followed by steep drawdowns throughout 2018 in cryptocurrency trading prices, including for bitcoin and ETH. These drawdowns notwithstanding, cryptocurrency prices, including bitcoin, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Cryptocurrency prices, including bitcoin and ETH, experienced significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021 and throughout 2022. Cryptocurrency prices again experienced steep increases in value in 2024 before suffering steep drawdowns in early 2025 and subsequently again experiencing steep increases in the middle and second half of 2025, approaching record highs.

Extreme volatility in the future, including declines in the trading price of bitcoin our ETH, could have a material adverse effect on the value of the Common Stock, which could lose all or substantially all of its value, and the trading price of our Common Stock could decline significantly. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of bitcoin, ETH and other cryptocurrencies, including a depreciation in value.

The rise of digital asset treasury companies, including us, and digital asset ETPs, could increase price volatility in digital assets.

Due to the recent increase in the number of other companies pursuing a digital asset strategy in bitcoin and ETH similar to ours as well as the rise of digital asset ETPs, ownership of bitcoin and ETH may become more concentrated. The abandonment of digital asset treasury strategies by other companies pursuing a similar strategy, the failure by such other companies to satisfy their debt or other financial obligations, market concerns as to the viability or creditworthiness of such other companies, the loss or disposition of substantial bitcoin or ETH by such other companies, regulatory or legal judgments or actions against such other companies due to their adoption of a digital asset treasury strategy, or any other similar actions or negative outcomes impacting such other companies, whether due to any of the various risk factors described herein or for any other reason, could cause a significant decrease in the price of bitcoin or ETH. In addition, digital asset ETPs may be required to sell their holdings of bitcoin and/or ETH in order to fund redemptions. Finally, as we hope to acquire a significant portion of outstanding ETH, if we determine to sell ETH in the future, any such sales or the perception that sales are likely to occur could have a negative price impact on ETH. Any sales of large numbers of bitcoin or ETH by us or by these other parties could have an adverse effect on the demand for, and market price of, bitcoin or ETH, which could have an adverse effect on our business and results of operation.

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We may be subject to regulatory developments related to cryptocurrencies and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a Ethereum treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Forks in a digital asset network may occur in the future which may affect the value of our digital assets.

To the extent that a significant majority of users on a digital asset network install software that changes the digital asset network or properties of a digital asset, the digital asset network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the digital asset network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the digital asset running in parallel that lack interchangeability and necessitate an exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original asset and which is the new asset. Different metrics adopted by industry participants to determine which is the original asset may include: referring to the wishes of the core developers of a digital asset, which blockchains have the greatest amount of hashing power contributed by miners or validators; or which blockchains have the longest chain.

The Ethereum network previously forked in 2016 as a consequence of a hack by a decentralized autonomous organization. Hard forks can lead to new security concerns. For instance, when the Bitcoin Cash and Bitcoin Cash SV network split in November 2018, “replay” attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded bitcoin, resulting in significant losses to some digital asset trading platforms. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of validators across networks, making it easier for a malicious actor to obtain control of the network. We may not be able to realize the economic benefit of a fork, either immediately or ever, which could have a material adverse effect on our business, prospects, results of operations or financial condition. If we hold bitcoin or ETH at the time of a hard fork of bitcoin or ETH into two digital assets, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. We may not be able, or it may not be practical, however, to secure or realize the economic benefit of the new asset for various reasons. Additionally, laws, regulation or other factors may prevent us from benefiting from the new asset even if there is a safe and practical way to custody and secure the new asset.

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Risks Related to Investing in Ether (ETH)

We have recently shifted a portion of our business strategy towards a focus on ETH, and we may be unable to successfully implement this new strategy.

We have shifted a portion of our business strategy towards ETH, including potential investments in ETH, including through staking, restaking, liquid staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate ETH-related activities at the scale or profitability currently anticipated. The ETH network operates with a Proof-of-Stake consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support ETH and related staking activities. This also requires that we implement different security protocols, and treasury management practices. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors in key management could result in significant loss of funds and reduced rewards. As a result, our shift towards ETH could have a material adverse effect on our business and financial condition.

Our shift towards an ETH-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards an ETH-focused strategy, including staking, restaking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks.

Staking ETH involves holding a certain amount of ETH in a smart contract and running a piece of software known as a “validator node.” Validators are randomly selected to propose a new block of transactions to be added to the Ethereum blockchain. When an Ethereum participant attempts a transaction, that participant is required to pay a minimum “gas” fee. A participant can opt to pay an additional fee to ensure that its transaction is added to the blockchain more quickly. These fees are denominated in ETH. The validator chosen to propose a block will (when that block is successfully confirmed by the other validator nodes) receive the gas fees for all transactions in the block (known as “execution layer rewards”). In addition, the Ethereum blockchain automatically issues ETH as rewards to validators who successfully propose a block, known as “consensus layer rewards.” The Ethereum network also automatically imposes penalties on validators that experience downtime or that propose incorrect blocks. These penalties are known as “slashing” and will reduce the number of ETH that are “staked” to the validator node.

We may choose to operate our own validator services or we may seek to “delegate” our ETH to third party validation service providers. If we choose to use a third-party validation service, we would have to share our staking rewards with that third-party validator, but that third-party validator may have more sophisticated technology which would enable those rewards to be greater. In either case, staking increases the risk of loss of ETH, including through slashing penalties and through increasing vulnerabilities to hacking in the staking smart contracts. Validators also need to maintain uptime in order to maximize their rewards. In addition, the ETH ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and it could cause temporary service disruptions. Technical failures or operational errors could impact our ability to obtain ETH rewards or gas fees, which could result in our failure to meet our financial projections.

Staked ETH is also subject to lock-up periods during which it cannot be withdrawn or sold. This lack of liquidity could limit our ability to respond to market changes or our financial needs. We may seek to mitigate this risk through so-called “liquid staking” arrangements, where we deposit ETH into a smart contract and receive in exchange a “liquid staking token” which would allow us to withdraw our ETH and associated rewards. The smart contract would then automatically delegate our ETH to a third-party staking service provider. We could engage in other DeFi activities with liquid staking tokens. While we anticipate that the price of liquid staking tokens will correlate to ETH itself, there is a possibility that prices will diverge. This could especially happen if the validators deployed by the liquid staking contract are subject to slashing penalties, in which case we may be able to withdraw fewer ETH than we originally deposited.

Any of these operational risks could materially and adversely affect our ability to execute our ETH strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

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In connection with our focus on ETH, we expect to interact with various smart contracts deployed on the ETH network, which may expose us to risks and technical vulnerabilities.

In connection with our ETH strategy, including staking, restaking, liquid staking, and other decentralized finance activities, we expect to interact with various smart contracts deployed on the ETH network in order to optimize our strategy. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of staking deposit contracts, liquid staking protocols, restaking platforms, and decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of ETH or other digital assets, which could have a materially adverse impact on our business. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

Transactions using ETH require the payment of “gas fees,” which are subject to fluctuations that may result in high transaction fees.

Transactions using ETH, including purchases, sales and staking, require the payment of “gas fees” in ETH. Gas fees are payments made by the user to compensate for the computational energy required to process and validate transactions, such as purchases, sales and staking, on the ETH network. These fees can fluctuate and can be very expensive relative to the cost of the transaction depending upon congestion and demand on the network. If fees are high, the cost of a transaction will potentially decrease the return of the investment, which could be negative. High gas fees may also cause delays in the execution of a transaction, which could affect the preferred timing of execution and may lead to execution of a transaction during inopportune times. In addition, gas fees are paid in ETH itself, which would require that sufficient ETH balances are maintained. Future upgrades to the Ethereum protocol, regulatory changes, or technical issues could also adversely impact the cost of gas fees and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

There is a possibility that ETH may be classified as a “security.” If ETH is classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that ETH is a “security,” and ETH has not yet been classified with respect to the U.S. federal securities laws. Although we believe that ETH is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under applicable securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If this occurs, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances, and we could be required to register as an investment company under the Investment Company Act.

As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws, including but not limited to the Investment Company Act, and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that ETH is not a “security” is premised, among other reasons, on our conclusion that ETH does not appear to meet certain elements of the Howey test, such as that holders of ETH do not have a reasonable expectation of profits from the efforts of any identifiable third party or group in respect of their holding of ETH.

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We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of ETH is such that it has drawn significant attention from legislative and regulatory bodies, including the SEC. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that ETH, or any other digital asset we might hold, is a “security.” Therefore, as described below under “If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated”, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, penalties or other damages if ETH was determined to be a security by a regulatory body or a court. Further, if ETH is viewed as a security, it may become more difficult to purchase and sell ETH, as if ETH is considered a security it could only be traded through SEC-registered broker-dealers or exchanges. This would make it more difficult for us to continue our ETH treasury strategy, or to monetize ETH that we hold in the event we need to do so for working capital purposes. Such developments could adversely affect our business, results of operations, financial condition, treasury operations and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities, as defined under the Investment Company Act (“40 Act Securities”), other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent PIPE Offering and ATM Program either have already been, or will be used to acquire ETH, which is an amount in excess of 40% of our total assets. We believe ETH is not a 40 Act Security; as such, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in 40 Act Securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, 40 Act Securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

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ETH and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of 40 Act Securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

Ether is created and transmitted through the operations of the peer-to-peer Ethereum network, a decentralized network of computers running software following the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, the value of Ethereum could be negatively impacted.

If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent us from depositing or withdrawing ETH from our accounts with our custodians or otherwise effecting ETH transactions. Such disruptions could include, for example: the price volatility of ETH; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of ETH trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Ethereum network.

Risk may materialize if a person gains a 33% or more share of the Ethereum validators.

According to Ethereum.org, the likelihood of successful attacks on the Ethereum network increases as the proportion of staked ETH controlled by the attacker increases. If an attacker controls 33% or more of the total number of staked ETH, they can prevent the chain from finalizing by having 33% or more of the staked ETH maliciously attesting or failing to attest. If an attacker controls about 50% of the total number of staked ETH, they could theoretically split the chain into two equally sized forks and then simply use their entire 50.1% stake to vote contrarily to the honest validator set, thereby maintaining the two forks and preventing finality. If an attacker controls 66% or more of the total stake, they simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority.

Risks Related to Investing in Digital Assets Generally

We face risks relating to the custody of our digital assets, including the loss or destruction of private keys required to access our digital assets and cyberattacks or other data loss relating to our digital assets, including smart contract related losses and vulnerabilities.

We hold our digital assets with regulated custodians that have duties to safeguard the private keys used to transact in those assets, and use multisignature keys to prevent unauthorized access in accordance with our treasury operations. Our custodial services contracts do not restrict our ability to reallocate our digital assets among our custodians, and our holdings may be concentrated with a single custodian from time to time. In light of the significant amount of digital assets we expect to hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our digital assets as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

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If there is a decrease in the availability of digital asset custodians that we believe can safely custody our digital assets, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our digital assets, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance. For example, the digital asset exchange ByBit was recently the subject of a hack in which over $1.5 billion of customer digital assets were lost. While we do not use ByBit as a custodian, and ByBit was able to make all of its customers whole through use of reserves and insurance policies, there is no contractual guarantee that our custodians will do the same. The insurance policies of our third-party custodians cover losses of digital assets, but these policies may cover only a fraction of the value of the entirety of our digital asset holdings and the holdings of their other customers, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our digital assets.

Our use of custodians exposes us to the risk that one or more of our custodians could become subject to insolvency proceedings. Applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts, but it is possible that a bankruptcy court or trustee could take the view that we are a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such digital assets. For example, a bankruptcy court in Delaware ruled on July 18, 2025 that the digital assets held by Prime Trust LLC, a Nevada trust company and a subsidiary of Prime Core Technologies Inc., on behalf of users would be distributed proportionately to all unsecured creditors as such assets were part of the debtors’ bankruptcy estate because of commingling between customer accounts and those of the debtors. While our custodians Bitgo Trust Company (a South Dakota Trust Company), Payward Financial (a Wyoming Special Purpose Depository Institution), and Fidelity Digital Asset Services, LLC (a New York trust company) each have statutory duties to hold our digital assets in trust in the same way that Prime Trust did, not all of our custodians have contractually agreed with us to hold our digital assets without commingling them with their own digital assets or those of their other customers. This exposes us to the risk that a bankruptcy court might take a similar view in connection with a bankruptcy of one of our custodians, and that our claims on our digital assets might be limited to those of an unsecured creditor.

Any contested bankruptcy claim could result in significant delays in our ability to access our digital assets, and any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage that we might purchase or maintain related to our digital assets. Digital assets we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Thus, in the event of an insolvency of one of our custodians, we will also not be protected by these schemes.

Cybersecurity risks associated with digital assets and decentralized protocols could result in significant losses.

Digital assets are secured by “private keys” which correspond to a “public key,” which is the address on the digital asset network. In order to transfer digital assets from one wallet to another, the user must “sign” the transaction with the relevant private key. The storage for these private keys is typically referred to as a “wallet.” . To the extent the private key(s) for a digital wallet are lost by either us or our custodians, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the digital assets held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. Blockchain ledgers have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

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As part of our treasury management strategy, we may engage in staking, restaking, or other activities that involve the use of “smart contracts” or decentralized applications on the Ethereum blockchain. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our ETH. In addition, many decentralized applications are controlled by tokenholders through a public governance process, and there can be no assurance that these applications will continue to operate as they do when we initially begin using them. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of ETH or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

The availability of spot ETPs for digital assets may adversely affect the market price of our Common Stock.

Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to digital assets through traditional investment channels, and instead generally were only able to hold digital assets through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold digital assets directly, as well as the potential reluctance of financial planners and advisers to recommend direct digital asset holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to digital assets through investment vehicles that issue shares representing fractional undivided interests in their underlying digital asset holdings.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The SEC has also approved spot ETPs for ETH and other digital assets. The listing and trading of spot ETPs for digital assets offers investors another alternative to gain exposure to digital assets, which could result in a decline in the price of our class Common Stock relative to the value of our digital assets.

Although we are an operating company, and we believe we offer a different value proposition than an investment vehicle such as a spot digital asset ETP, investors may nevertheless view our Common Stock as an alternative to an investment in an ETP, and choose to purchase shares of an ETP instead of our Common Stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to digital assets that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot digital asset ETPs, we (i) do not seek for our Common Stock to track the value of the underlying digital assets we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our digital asset holdings or our daily NAV. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to digital assets, such as futures exchange-traded funds (“ETFs”), leveraged futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our Common Stock relative to the value of our digital asset holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for bitcoin and other digital assets could have a material adverse effect on the market price of our Common Stock.

S-17

Blockchain technology may expose us to sanctioned or blocked persons or may result in unintentional or inadvertent violations of economic sanctions laws and regulations.

We are subject to the rules enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), including prohibitions on conducting direct or indirect business with persons named on, or owned by persons named on, OFAC’s various sanctions lists, including the Specially Designated Nationals and Blocked Persons list. We are also prohibited from direct or indirect dealings with persons located in, organized in, or nationals of, jurisdictions subject to U.S. embargos (as of today, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine), and may be prohibited from dealing with persons in other jurisdictions subject to targeted U.S. sanctions such as Venezuela, Russia, and Belarus. U.S. sanctions compliance obligations apply to transactions in digital assets and U.S. sanctions authorities have in recent years directed significant attention to sanctions compliance among the digital asset industry. Because of the pseudonymous nature of blockchain transactions and decentralized applications, we may inadvertently and without knowledge, directly or indirectly engage in transactions with or for the benefit of prohibited persons, especially when engaging in DeFi activities where it may be impossible for us to determine the identity of our counterparties. Civil liability for OFAC sanctions violations are typically regarded as “strict liability” violations, meaning we may be held responsible for transacting with prohibited parties even if we have no knowledge that a particular counterparty is a prohibited person under the OFAC sanctions regulations. In addition, we may be subject to non-U.S. economic sanctions laws and regulations to the extent we conduct activity within the jurisdiction of other sanctions regimes, including those of the European Union and United Kingdom.

OFAC and other governmental authorities have significant discretion in the interpretation and enforcement of sanctions laws and regulations. Moreover, economic sanctions laws and regulations continue to evolve, often with little or no notice, which could raise operational or compliance challenges. If it is determined that we have transacted with prohibited persons, even inadvertently, this could result in substantial reputational harm, fines or penalties, and costs associated with governmental inquiries and investigations. Any or all of the foregoing could have a material adverse effect on our business, prospects, operations or financial condition.

Changes in regulatory interpretations could require us to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The Financial Crimes Enforcement Network, a division of the U.S. Treasury Department (“FinCEN”) regulates providers of certain services with respect to “convertible virtual currency,” including bitcoin and ETH. Businesses engaged in the transfer of convertible virtual currencies are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws. While FinCEN has issued guidance that cryptocurrency mining, without engagement in other activities, does not require registration and licensure with FinCEN, this could be subject to change as FinCEN and other regulatory agencies continue their scrutiny of digital assets. In addition, our engaging in decentralized finance activities could expose us to further risk in this regard.

If regulatory changes or interpretations require us to register as a money services business with FinCEN under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, we may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to “money services businesses” and “money transmitters”, such as monitoring transactions and blocking transactions, because of the nature of the Bitcoin and Ethereum blockchains. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Multiple states have implemented or proposed regulatory frameworks for digital asset businesses. Compliance with such state-specific regulations may increase costs or impact our business operations. Furthermore, if we or our service providers are unable to comply with evolving federal or state regulations, we may be forced to dissolve or liquidate certain operations, which could materially impact our investors.

Legislative or regulatory change regarding the regulation of “commodities” by the CFTC and the regulation of digital assets as “digital commodities” could subject us to additional regulatory burdens and oversight by the CFTC and could adversely affect the market price of bitcoin and ETH and the market price of our listed securities.

The CFTC has stated and judicial decisions involving CFTC enforcement actions have confirmed that at least some digital assets, including Bitcoin, fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936 (the “CEA”) and the rules promulgated by the CFTC thereunder (“CFTC Rules”). While the CFTC has enforcement authority to police against fraud and manipulation in spot commodity markets (including the spot market for digital assets that are commodities), the CFTC only has regulatory and supervisory jurisdiction with respect to “commodity interest” transactions, such as futures, options, and swaps on a commodity (including a digital asset commodity) and certain leveraged, margined, or financed transactions in commodities involving retail customers. Accordingly, we are not currently regulated or supervised by the CFTC and are not subject to the legal and regulatory obligations that are applicable to CFTC-registered entities under the CEA and CFTC Rules.

S-18

The regulation of digital assets in the U.S. is subject to change as a result of the enactment and adoption of new laws and regulations. For example, the proposed CLARITY Act recently passed by the U.S. House of Representatives and other draft digital asset market structure and regulation bills have proposed granting the CFTC additional regulatory and supervisory powers with respect to spot digital assets as “digital commodities.” While it is not possible to predict whether and in what form such proposals will be adopted, changes to or expansion of the jurisdiction of the CFTC with respect to activities in spot digital assets, including Bitcoin, could result in the imposition of additional regulatory obligations and burdens, which could include registration, disclosure, reporting, and business conduct requirements. Such additional regulatory burdens and oversight could materially increase the cost of our business, could adversely affect the market price of Bitcoin, and in turn could adversely affect the market price of our listed securities.

We plan to purchase additional digital assets using primarily proceeds from equity and debt financings, but we may be unable to obtain such financings on favorable terms.

Our ability to achieve the objectives of our digital asset acquisition strategy depends in significant part on our ability to obtain equity and debt financing. The terms of debt or equity securities that we issue may require us to make periodic payments to the holders of those securities. It is possible that the cash generated by our bitcoin mining and staking and decentralized finance activities will not be sufficient to cover our expenses, and we may use proceeds from additional equity or debt financings to pay our expenses that are in excess of our operating cash flows. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our digital asset acquisition strategy.

Our ability to obtain equity or debt financing may in turn depend on, among other factors, the value of our digital asset holdings, investor sentiment and the general public perception of ETH and other digital assets, our strategy and our value proposition. Accordingly, a significant decline in the market value of our digital asset holdings, our inability to monetize our ETH through staking or decentralized finance, or a negative shift in these other factors may create liquidity and credit risks, as such a decline or such shifts may adversely impact our ability to secure sufficient equity or debt financing to satisfy our financial obligations, including any debt and cash dividend obligations.

ETH constitutes the vast bulk of assets on our balance sheet. If we are unable to secure equity or debt financing in a timely manner, on favorable terms, or at all, we may be required to sell ETH to satisfy our financial obligations, and we may be required to make such sales at prices below our cost basis or that are otherwise unfavorable. Any such sale of ETH may have a material adverse effect on our operating results and financial condition, and could impair our ability to secure additional equity or debt financing in the future. Our inability to secure additional equity or debt financing in a timely manner, on favorable terms or at all, or to sell our ETH in amounts and at prices sufficient to satisfy our financial obligations, including any debt service and cash dividend obligations, could cause us to default under such obligations. Any default on our future indebtedness or any newly issued preferred stock could have a material adverse effect on our financial condition. Such actions could cause significant variation in our operating results in any quarter.

We may engage in decentralized finance transactions, which may involve additional risk as opposed to simply holding our digital assets.

We intend to invest and deploy ETH using one or more decentralized finance protocols. All trading and investment activity involves risk, which is heightened in the case of decentralized finance due to the irrevocable nature of blockchain transactions and the possibility of errors in smart contracts. Decentralized finance protocols also attract hackers and persons looking to exploit flaws in or the ability to misuse smart contracts. We also may incur losses in connection with our decentralized finance activity due to human error or our inability to predict future price movements. Any losses we sustain in connection with decentralized finance activities could cause an adverse impact on our financial condition, results of operations, and the market price of our Common Stock.

Our digital asset acquisition strategy has not been tested over an extended period of time or under different market conditions.

We are continually examining the risks and rewards of our digital asset acquisition strategy. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe digital assets have the potential to serve as a hedge against inflation in the long term , the short-term price of bitcoin and ETH has declined in recent periods during which the inflation rate increased. If bitcoin or ETH prices were to decrease or our digital asset acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our Common Stock would be materially adversely impacted.

S-19

Buying or selling digital assets exposes us to counterparty credit risk.

We transact with private counterparties or on digital asset exchanges. We are required to prefund these transactions, which causes us to take on credit risk every time we purchase or sell digital assets, and our contractual rights with respect to such transactions could be limited. Our agreements with our contractual counterparties may not include provisions sufficient to clarify that the assets associated with our prefunded trades remain our property even when held by the counterparty, and in the event of an insolvency of one of our counterparties it is possible that any digital assets or cash that we have prefunded could be viewed as part of their bankruptcy estate, leaving us in the status of an unsecured creditor as discussed above under “We face risks relating to the custody of our digital assets, including the loss or destruction of private keys required to access our digital assets and cyberattacks or other data loss relating to our digital assets, including smart contract related losses and vulnerabilities.”

The concentration of our digital asset holdings enhances the risks inherent in our treasury strategy.

As of September 21, 2025, we held approximately 192 bitcoin and 2,416,054 ETH, with values of approximately $22,189,248 and $10,864,994,838, respectively, based on the price of bitcoin and ETH provided by Bloomberg at 4:00pm Eastern Time. We intend to purchase additional ETH and increase our overall holdings of ETH in the future. The concentration of our holdings in Bitcoin and especially in ETH limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of assets, and the absence of diversification enhances the risks inherent in our treasury strategy. Any future significant declines in the price of bitcoin or ETH would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets or networks, including those with significant private or public sector backing, could have a negative impact on the price of ETH and bitcoin and adversely affect our business.

As a result of our digital asset treasury strategy, our assets are concentrated in our bitcoin and especially our ETH holdings. Accordingly, the emergence or growth of digital assets other than bitcoin and ETH may have a material adverse effect on our financial condition. There are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that may use alternative protocols to Ethereum. If the latency or uptime of one or more of these networks is proved to be better than the Ethereum blockchain, the value of ETH could decline as the primary use of ETH is to pay transaction fees on the Ethereum network. Similarly, so-called “layer 2 networks” have evolved which periodically settle to the Ethereum network, but which have better transaction times and require fewer gas fees.

Other alternative digital assets that compete with ETH and bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price related to or based on some other asset or traditional currency because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. on July 18, 2025, President Trump signed into law the Guiding and Establishing National Innovation for US Stablecoins Act (or “GENIUS Act”), establishing a legislative framework for the regulation of payment stablecoins and marking the first federal legislation for the regulation of digital assets in the U.S. Stablecoins have grown rapidly as an alternative to other digital assets as a medium of exchange and store of value, particularly on decentralized applications, and their use as an alternative to bitcoin and ETH could expand further.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin or ETH to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our digital asset holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the market for digital assets has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets and traditional financial investments. During times of market instability, if we are in need of liquidity we may not be able to sell our ETH or bitcoin at favorable prices or at all. Digital asset exchanges may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange or withdrawal of digital assets or cash proceeds difficult or impossible. As a result, our digital asset holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital asset holdings, including in particular during times of market instability or when the price of ETH or bitcoin, respectively, has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions, including capital raising transactions using digital assets as collateral, or otherwise generate funds using our digital asset holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:.

●	the risks of limited management, labor, and financial resources;

●	our ability to establish and maintain adequate internal controls;

●	our ability to develop and maintain a market in our securities;

●	our ability to obtain financing, if and when needed, on acceptable terms;

●	our projected financial position and estimated cash burn rate;

●	the success of our digital currency mining and hosting activities;

●	the success of our ETH treasury strategy;

●	the volatile and unpredictable cycles in the emerging and evolving industries in which we operate, increasing difficulty rates for bitcoin mining;

●	the continued trading of digital currencies, and in particular bitcoin, at prices that make it profitable to mine new digital currencies;

●	the availability of cost-efficient energy supplies available to mine digital currencies;

●	bitcoin halving;

●	new or additional governmental regulation;

●	the anticipated delivery dates of new hosting containers and miners;

●	the ability to successfully develop and deploy new hosting facilities;

●	the expectations of future revenue growth may not be realized;

●	ongoing demand for our services;

●	other risks described in our prior press releases and filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement and the documents filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

S-21

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the securities in this offering, excluding the proceeds, if any, from the exercise of the Warrants, will be approximately $353,369,748, after deducting placement agent fees and estimated offering expenses.

We may use the net proceeds from this offering for general corporate purposes, including, among other things:

1.	working capital;

2.	pursuit of our Ethereum strategy;

3.	the purchase of income generating assets to grow our business;

4.	other capital expenditures;

5.	repurchase of Common Stock; and/or

6.	repayment of debt.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the exercise of the Warrants.

S-22

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of September 19, 2025, our pro forma net tangible book value was $10,329,389,180 or $36.55 per share of Common Stock. The pro forma net tangible book and pro forma net tangible book value per share as of September 19, 2025 reflects the following:

●	The actual unaudited tangible book value on the Company’s May 31, 2025 Form 10-Q filed with SEC on July 2, 2025, plus:
●	The impact of the Company’s capital raise pursuant to an Underwriting Agreement which closed on June 6, 2025, as reported on the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2025, plus:
●	The impact of the Company’s Cash Securities Purchase Agreement which was filed with the SEC on a Current Report on Form 8-K on July 3, 2025, plus;
●	The impact of the sale of 215,463,610 shares sold for net proceeds of approximately $10,236,421,049 under our ATM Program since July 9, 2025.

After giving effect to the sale by us of 5,217,715 shares of our Common Stock in this offering at the public offering price of $70.00 per share (excluding shares issued and any proceeds received upon exercise of the Warrants), and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of September 19, 2025 would have been approximately $10,682,758,928 or $37.11 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $0.57 per share of our Common Stock to existing stockholders and an immediate dilution of $32.89 per share of our Common Stock to purchasers in this offering.

The following table illustrates the dilution(1):

Public offering price per share of our Common Stock	$70.00
Pro forma net tangible book value per share of our Common Stock as of May 31, 2025	$36.55
Increase in net tangible pro forma book per share of our Common Stock attributable to new investors	$0.57
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering	$37.11
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering	$32.89

(1) This dilution table does not include any impact of the Company’s remaining potential gross proceeds of approximately $14,263,578,952 in our ATM program.

Investors that acquire additional shares through the exercise of the Warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

To the extent that other shares of our Common Stock are issued, whether under our ATM Program or otherwise, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

S-23

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Shares of our Common Stock are traded on NYSE American LLC (“NYSE American”) under the symbol “BMNR.” The last reported sale price of our Common Stock on September 19, 2025 on the NYSE American was $61.29 per share. As of September 19, 2025, there were 140 stockholders of record of our Common Stock.

We have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Instead of paying cash dividends, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which, among other requirements, provides that dividends are only payable out of retained earnings, and other factors our board of directors might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable Delaware law.

DESCRIPTION OF WARRANTS

The description of the Warrants contained in this prospectus supplement summarizes the material terms and provisions of the Warrants being offered pursuant to this prospectus supplement.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant.

Duration and Exercise Price. Each of the Warrants is exercisable at any time or times on or after their initial issuance date, but not after 11:59 p.m., New York City time, on March 22, 2027.

Each Warrant will be exercisable, at the option of the holder, by delivery (whether via facsimile or otherwise) of a written notice of the holders election to exercise a Warrant.

Within two trading days following an exercise of the Warrant, the holder shall deliver payment of an amount equal to the exercise price in effect on the date of such exercise multiplied by the number of Warrant Share as to which the Warrant was so exercised in cash or via wire transfer of immediately available funds. Notwithstanding the foregoing sentence, the exercise price will be payable in cash only if an effective registration statement is available for the issuance of the Warrant Shares (or on a net basis otherwise in accordance with the provisions of the Warrant applicable thereto).

Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of a Warrant. In lieu of a fractional share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued upon such exercise.

Exercise Price. Each of the Warrants issued in this offering entitle the holder to purchase one share of our Common Stock at a price equal to $87.50 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of forward or reverse splits of our shares of our Common Stock.

Exercise Limitations. Each holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the total number of issued and outstanding Common Stock immediately after giving effect to such exercise.

S-24

Antidilution and Other Adjustments. The exercise price of the Warrants and the number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.

Transferability. The Warrants and all rights thereunder are not transferable, exchangeable or assignable, excluding any affiliate of the initial holder, without the written consent of the Company.

Fundamental Transaction. As described in the Warrants, we have agreed that upon consummation of each Fundamental Transaction, if, upon such consummation, had a Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Warrant), the holder would have been entitled to receive a security of the successor entity (such entity, as further defined in the Warrants, the “Successor Entity”) evidenced by a written instrument substantially similar in form and substance to a Warrant, the Successor Entity shall deliver to the holder confirmation that there shall be issued upon exercise of a Warrant at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock issuable upon the exercise of a Warrant prior to such Fundamental Transaction, such shares of publicly traded Common Stock (or its equivalent) of the Successor Entity or such other securities, cash, assets or other property, as applicable, which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had a Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Warrant), as adjusted in accordance with the provisions of Warrants. In addition, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive cash, securities or other assets or property with respect to or in exchange for shares of Common Stock, we shall make appropriate provision to insure that the holder will thereafter have the right to receive upon an exercise of a Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property, subject to certain exceptions) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchaser or subscription rights) which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had a Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of a Warrant). Notwithstanding the foregoing, at the request of a holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the holder first becoming aware of any Fundamental Transaction through the date that is sixty (60) days after the public disclosure of the consummation of such Fundamental Transaction by us pursuant to a Current Report on Form 8-K filed with the SEC, we or the Successor Entity (as the case may be) shall purchase the Warrants from the holder on the date of such request by paying to the holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by us (or at our direction) to the holder on or prior to the later of (x) the second (2nd) trading day after the date of such request and (y) the date of consummation of such Fundamental Transaction, provided that, for the avoidance of doubt, no such payment shall be required prior to consummation of the applicable Fundamental Transaction.

For the purposes of the foregoing description:

“Black Scholes Value” means the value of the unexercised portion of the Warrants remaining on the date of the holder’s request, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the exercise price in effect on the date of the holder’s request, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of the unexercised portion of the Warrants as of the date of the holder’s request and (2) the remaining term of the unexercised portion of the Warrants as of the date of consummation of the applicable Fundamental Transaction or as of the date of the holder’s request if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a borrow cost of zero and (v) the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) on the trading day immediately following the public disclosure of the applicable Fundamental Transaction; and

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“Fundamental Transaction” means: (A) that we shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) any person, persons or group (including in a “double dummy” or “holding company” transaction with a subsidiary or affiliate of ours), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets and any of our subsidiaries, taken as a whole, to one or more persons or groups (including through such any such person or group acquiring equity interests of one or more subsidiaries) (other than to us or a wholly-owned subsidiary of ours), or (iii) make, or allow one or more subject entities to make, or allow us to be subject to or have our Common Stock be subject to or party to one or more subject entities making, a purchase, tender or exchange offer that is accepted by the holders of at least (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all subject entities making or party to, or affiliated with any subject entities making or party to, such purchase, tender or exchange offer were not outstanding, or (z) such number of shares of Common Stock such that all subject entities making or party to, or affiliated with any subject entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more subject entities whereby such subject entities, individually or in the aggregate, acquire (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the subject entities making or party to, or affiliated with any subject entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of Common Stock such that the subject entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify our Common Stock (other than a transaction to which the stock dividend and split adjustment provisions apply), which is effected in such a way that the holders of Common Stock receive or are entitled to receive, with respect to or in exchange for Common Stock, cash, stock, securities or other assets or property (or any combination thereof); or (B) that we shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any subject entity individually or the subject entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reclassification or otherwise in any manner whatsoever, of (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such subject entities as of the date of the applicable Warrant calculated as if any shares of Common Stock held by all such subject entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of ours sufficient to allow such subject entities to effect a statutory short form merger or other transaction requiring other shareholders of ours to surrender their shares of Common Stock without approval of the shareholders of ours; or (C) directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

Right as a Stockholder. Except as otherwise provided in the Warrants, the holder of a Warrant, solely in its capacity as holder of a Warrant, does not have the rights of a holder of shares of Common Stock, including any voting rights, prior to the issuance to the holder of the Warrant Shares which it is then entitled to receive upon the due exercise of a Warrant.

Exchange Listing. We do not plan to apply to list the Warrants on the NYSE American or any other national securities exchange or automated quotation system

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CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our common stock acquired pursuant to this offering, the acquisition, ownership, exercise, disposition and expiration of Warrants acquired pursuant to this offering, and the acquisition, ownership and disposition of shares of common stock acquired upon exercise of the Warrants (the “Warrant Shares”), but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, or the exercise or expiration of Warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. This summary does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under U.S. federal gift and estate tax laws. This summary also does not address all aspects of U.S. federal income taxation, such as any alternative minimum tax and the additional tax on net investment income. Each holder should consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, and the exercise and expiration of Warrants.

We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary. This summary is not binding on the IRS, and there can be no assurance that the IRS will agree with such statements and conclusions.

Authorities

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), and administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holder Defined

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock, Warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of Warrants acquired pursuant to this offering), that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

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●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a United States person.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock, Warrants or Warrant Shares, as applicable, in each case as acquired pursuant to this offering (or, in the case of Warrant Shares, pursuant to the exercise of Warrants acquired pursuant to this offering), that is neither a U.S. holder nor a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

Holders Subject to Special U.S. Federal Income Tax Rules

This discussion does not address all U.S. federal income tax considerations that may be applicable to holders that are subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	persons subject to special tax accounting rules;

●	tax-exempt organizations, tax-qualified retirement plans, and pension plans;

●	controlled foreign corporations, passive foreign investment companies and, in each case, shareholders thereof;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes;

●	S corporations;

●	dealers in securities or currencies;

●	U.S. holders that have a “functional currency” other than the U.S. dollar;

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●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons who acquire our common stock, Warrants or Warrant Shares, as applicable, pursuant to the exercise of employee stock options or otherwise as compensation for their services;

●	persons that own, or are deemed to own, more than five percent of our common stock, except to the extent specifically set forth below;

●	real estate investment trusts or regulated investment companies;

●	certain U.S. expatriates or former citizens or long-term residents of the United States;

●	persons who hold our common stock, Warrants or Warrant Shares, as applicable, as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction;

●	U.S. holders that hold our common stock, Warrants or Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States;

●	corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as United States persons for U.S. federal income tax purposes; or

●	persons who do not hold our common stock, Warrants or Warrant Shares, as applicable, as a capital asset (within the meaning of Section 1221 of the Code).

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, Warrants or Warrant Shares, as applicable, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock, Warrants or Warrant Shares, as applicable, and partners in such partnerships, are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock, Warrants or Warrant Shares, and the exercise and expiration of Warrants.

Prospective investors are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences of the acquisition, ownership and disposition of our common stock, Warrants or Warrant Shares, as applicable, and the exercise and expiration of Warrants, arising under other U.S. federal tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

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Allocation of Purchase Price to Common Stock and Warrants

For United States federal income tax purposes, a holder’s acquisition of shares of common stock and Warrants pursuant to this offering will be treated as the acquisition of “investment units” consisting of the common stock received along with the Warrants received for no additional consideration, with each Warrant allowing the holder to purchase one share of our common stock. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for United States federal income tax purposes in the common stock and the Warrants included in each unit. We do not intend to advise holders of the securities with respect to this determination, and holders of the securities are advised to consult their tax and financial advisors regarding the allocation of the purchase price for United States federal income tax purposes.

Consequences to U.S. Holders

Consequences to U.S. Holders of the Ownership, Exercise, Expiration and Disposition of Warrants

Exercise of Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share. A U.S. holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant generally will be equal to the sum of (a) such U.S. holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such Warrant. It is unclear whether a U.S. holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such U.S. holder or the day following the date of exercise of the Warrant.

In certain limited circumstances, a U.S. holder may be required or permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph.

A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Warrant Shares would generally equal the holder’s tax basis in the Warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period for the Warrant Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Warrant Shares would include the holding period of the Warrants.

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It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. holder would be deemed to have surrendered a number of Warrants having a value equal to the exercise price for the total number of Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Warrant Shares would equal the sum of the U.S. holder’s tax basis in the Warrants deemed exercised and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for Warrant Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants; however, in either case the holding period will not include the period during which the U.S. holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Warrant Shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to a current maximum tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants without Exercise

Upon the expiration of a Warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. It is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described below under “Consequences to U.S. Holders of the Ownership and Disposition of Shares of Common Stock and Warrant Shares - Distributions”. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such deemed dividends. In addition, a U.S. holder’s tax basis in a Warrant will generally be increased to the extent of any such constructive distribution that is treated as a dividend for U.S. federal income tax purposes. See the more detailed discussion of the rules applicable to distributions made by us at “Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares of Common Stock and Warrant Shares - Distributions” below. Adjustments that are made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution.

Distributions

A U.S. holder of a Warrant is generally entitled to receive certain distributions with respect to our common stock, if any, prior to the exercise of the Warrant and, in such case, would be taxed in the same manner as a U.S. holder of common stock that receives such a distribution, generally as described under “Consequences to U.S. Holders of the Ownership and Disposition of Shares of Common Stock and Warrant Shares – Distributions” below. However, under certain circumstances, it is possible for amounts to be distributed to be held in abeyance for the U.S. holder until a Warrant is exercised or certain ownership limitations would not be exceeded, at which time such U.S. holder shall be entitled to receive the distributions. It is possible that such entitlement to such distributions could cause the declaration of a distribution on our common stock to be currently taxable to U.S. holders of Warrants, including under the principles governing Section 305 of the Code, even though the holder would not receive such distributions until a future date. A holder of Warrant is urged to consult its own tax advisors regarding the tax treatment of any distribution with respect to such Warrant that is held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock.

Consequences to U.S. Holders of the Ownership and Disposition of Shares of Common Stock and Warrant Shares

Distributions

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock or Warrant Shares, the distribution (including any constructive distribution) generally will be included in a U.S. holder’s income as a dividend to the extent of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. With respect to dividends received by certain non-corporate U.S. holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s adjusted tax basis in the shares of common stock or Warrant Shares and thereafter as capital gain from the sale or exchange of such shares of common stock or Warrant Shares, which will be taxable according to rules discussed under the heading “- Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock and Warrant Shares,” below. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock and Warrant Shares

Upon the sale, taxable exchange or other taxable disposition of shares of common stock or Warrant Shares, a U.S. holder generally will recognize capital gain or loss equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received upon such taxable disposition and (b) the U.S. holder’s adjusted tax basis in the shares of common stock or Warrant Shares, as applicable. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock or Warrant Shares is longer than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to a current maximum tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

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Consequences to Non-U.S. Holders

Consequences to Non-U.S. Holders of the Exercise and Expiration of Warrants

Exercise of Warrants

A non-U.S. holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share. A non-U.S. holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant generally will be equal to the sum of (a) such non-U.S. holder’s tax basis in such Warrant plus (b) the exercise price paid by such non-U.S. holder on the exercise of such Warrant. It is unclear whether a non-U.S. holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such non-U.S. holder or the day following the date of exercise of the Warrant.

In certain limited circumstances, a non-U.S. holder may be required or permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear for the reasons described above under “Consequences to U.S. Holders – Consequences to U.S. Holders of the Exercise and Expiration of Warrants – Exercise of Warrants,” and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. However, if, as described above under “Consequences to U.S. Holders – Consequences to U.S. Holders of the Exercise and Expiration of Warrants – Exercise of Warrants,” the cashless exercise of the Warrants were recharacterized in part as a taxable exchange, the consequences to a non-U.S. holder would generally be the same as those described below under “Consequences to Non-U.S. Holders of the Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares.” Non-U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Expiration of Warrants without Exercise

Upon the expiration of a Warrant, a non-U.S. holder will recognize a loss in an amount equal to such non-U.S. holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Consequences to Non-U.S. Holders of the Ownership of Shares of Common Stock, Warrants and Warrant Shares

Distributions on Common Stock and Warrant Shares

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock or Warrant Shares, the distribution (including any constructive distribution) generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. If the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital that reduces the non-U.S. holder’s adjusted basis in such holder’s common stock or Warrant Shares, as applicable, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock or Warrant Shares, as applicable, and will be treated as described under “Consequences to Non-U.S. Holders of the  Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares,” below.

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Subject to the discussion below regarding effectively connected income, FATCA (as defined below), and backup withholding, distributions treated as dividends on our common stock or Warrant Shares held by a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, cash distributions, sale proceeds or other property subsequently paid or credited to such holder, or any of the non-U.S. holder’s other funds or assets. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless withhold any U.S. federal income tax on the distribution as permitted by Treasury Regulations.

If a non-U.S. holder holds our common stock or Warrant Shares in connection with the non-U.S. holder’s conduct of a trade or business within the United States, and dividends paid on our common stock or Warrant Shares (including any constructive distribution that is treated as a dividend for U.S. federal income tax purposes) are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if an applicable tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividends will not be subject to the 30% U.S. federal withholding tax (provided the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI, to the withholding agent), but the non-U.S. holder generally will be subject to U.S. federal income tax in respect of the dividends on a net income basis, and at graduated rates, in substantially the same manner as a United States person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected dividends, as adjusted for certain items.

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Such constructive distribution would be subject to tax in the same manner as if such non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. In addition, a non-U.S. holder’s tax basis in a Warrant will generally be increased to the extent of any such constructive distribution that is treated as a dividend for U.S. federal income tax purposes. See the more detailed discussion of the rules applicable to distributions made by us under the heading “- Distributions on Common Stock and Warrant Shares” above. Adjustments that are made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution.

Distributions on Warrants

A non-U.S. holder of a Warrant is generally entitled to receive certain distributions paid with respect to our common stock, if any, prior to the exercise of the Warrant and, in such case, would be taxed in the same manner as a non-U.S. holder of common stock that receives such a distribution, generally as described under “ – Distributions on Common Stock and Warrant Shares” above. However, under certain circumstances, it is possible for amounts to be distributed to be held in abeyance for the non-U.S. holder until a Warrant is exercised or certain ownership limitations would not be exceeded, at which time such non-U.S. holder shall be entitled to receive the distributions. It is possible that such entitlement to such distributions could cause the declaration of a distribution on our common stock to be currently taxable to non-U.S. holders of Warrants, including under the principles governing Section 305 of the Code, even though the holder would not receive such distributions until a future date. A holder of Warrant is urged to consult its own tax advisors regarding the tax treatment of any distribution with respect to such Warrant that is held in abeyance in connection with any applicable limitation on the holder’s beneficial ownership of our common stock.

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Consequences to Non-U.S. Holders of the Sale, Taxable Exchange or Other Taxable Dispositions of Shares of Common Stock, Warrants and Warrant Shares

Subject to the discussion below regarding FATCA and backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, taxable exchange or other taxable disposition of shares of our common stock, Warrants or Warrant Shares unless:

●	such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, taxable exchange or other taxable disposition, and certain other conditions are met;

●	such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if an applicable tax treaty so requires, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States); or

●	our common stock, Warrants or Warrant Shares, as applicable, are treated as a U.S. real property interest because we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our shares of our common stock, Warrants or Warrant Shares, as applicable (the “relevant period”). In the case where our common stock is regularly traded on an established securities market, our common stock, Warrants or Warrant Shares, as applicable, will be treated as a U.S. real property interest only if (i) in the case of our common stock or Warrant Shares, the non-U.S. holder has owned, actually or constructively, more than 5% of our common stock (including Warrant Shares) at any time within the relevant period or (ii) in the case of our Warrants, the Warrants acquired by the non-U.S. holder had a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our common stock. Complex constructive ownership and attribution rules apply for purposes of the aforementioned ownership determinations and non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.

A non-U.S. holder described in the first bullet point above generally will be subject to tax at a flat rate of 30% on the amount by which such non-U.S. holder’s taxable capital gains allocable to U.S. sources, including gain from the sale or other disposition of our common stock, Warrants or Warrant Shares, exceed capital losses allocable to U.S. sources, except as otherwise provided in an applicable income tax treaty.

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If the gain is described in the second bullet point above, gain realized by the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis, and at graduated rates, in substantially the same manner as a United States person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected gain, as adjusted for certain items.

If gain on the sale, taxable exchange or other taxable disposition of shares of our common stock, Warrants or Warrant Shares by a non-U.S. holder is subject to U.S. federal income taxation by reason of such common stock, Warrants or Warrant Shares being treated as a U.S. real property interest in respect of such non-U.S. holder, such non-U.S. holder generally would be subject to regular U.S. federal income tax (but not branch profits tax) with respect to such gain in the same manner as a taxable U.S. holder (except as provided by an applicable tax treaty) and would be required to file a U.S. federal income tax return for the taxable year in which such gain was recognized. In addition, the purchaser of our common stock, Warrants or Warrant Shares, as applicable, from a non-U.S. holder generally would be required to withhold and remit to the IRS 15% of the purchase price paid to such non-U.S. holder unless, at the time of such sale, taxable exchange or other taxable disposition, an exception to such withholding applies (such as the exception that currently applies for a disposition of a share of a class of stock that is regularly traded on an established securities market). We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) paid to a non-U.S. holder on our common stock, Warrants or Warrant Shares, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the United States Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

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Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our common stock, Warrants or Warrant Shares, and, subject to the proposed Treasury Regulations described below, to payments of gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares. The United States Department of the Treasury has released proposed Treasury Regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) which would eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our common stock, Warrants or Warrant Shares. There can be no assurance that the proposed Treasury Regulations will be finalized in their present form.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective investors are urged to consult their own tax advisors regarding the potential application of withholding under FATCA to an investment in our common stock, Warrants and Warrant Shares, including the applicability of any intergovernmental agreements.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to dividends (including constructive dividends) paid to a U.S. holder on our common stock, Warrants or Warrant Shares, and to the proceeds of a sale or other taxable disposition of common stock, Warrants or Warrant Shares effected within the United States (and, in certain cases, outside the United States) that are paid to a U.S. holder, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding, currently at a rate of 24%, generally will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number and a certification that it is not subject to backup withholding, or if the applicable withholding agent is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income, unless the U.S. holder is an exempt recipient (such as a corporation).

Backup withholding generally will not apply to dividends (including constructive dividends) paid to a non-U.S. holder on our common stock, Warrants or Warrant Shares, provided that the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a United States person who is not an exempt recipient.

Payors are required to report annually to the IRS the amount of any dividends (including constructive dividends) paid to a non-U.S. holder, regardless of whether any tax is actually withheld. Copies of the information returns reporting such dividends and any amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an income tax treaty or other agreement between the United States and the tax authorities in such country.

In addition, proceeds from the sale or other taxable disposition by a non-U.S. holder of our common stock, Warrants or Warrant Shares that is transacted within the United States or conducted through certain United States-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from the sale or other taxable disposition of our common stock, Warrants or Warrant Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. The U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is timely furnished to the IRS.

The preceding summary is for informational purposes only and is not tax advice. Each prospective investor is urged to consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of common stock, Warrants or Warrant Shares, and the exercise and expiration of Warrants, including the consequences of any proposed change in applicable law.

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PLAN OF DISTRIBUTION

We engaged the placement agent to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying base prospectus. The placement agent is not purchasing or selling any such shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its “reasonable best efforts” to arrange for the sale of such shares by us. This offering is subject to market conditions and negotiations between us, the placement agent and certain prospective investors. The placement agent had and will have no authority to bind us by virtue of the placement agency agreement entered into between us and the placement agent in connection with this offering. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase securities in this offering. We will only sell to investors who have entered into a securities purchase agreement.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of its activities in connection with this offering.

Delivery of the securities offered hereby is expected to take place on or about September 23, 2025, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent fees equal to the greater of (i) $3,000,000 and (ii) 3.25% of the aggregate gross proceeds raised from the sales of Common Stock. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the shares of our Common Stock offered pursuant to this prospectus supplement and the accompanying base prospectus, assuming the purchase of all of the shares offered hereby.

	Per share(1)	Total
Offering price	$70.000	$365,240,050.00
Placement agent fees(2)	$2.275	$11,870,301.62
Proceeds to us (before expenses)	$67.725	$353,369,748.38

(1) Per share placement agent fees and proceeds to us (before expenses) are rounded to the nearest cent.

(2) In addition, we have agreed to reimburse the placement agent for certain of its expenses in an amount up to $500,000.

In addition, we have agreed to pay an amount equal to 1.75% of the aggregate gross proceeds raised from the exercise of the Warrants (the “Warrant Fee”), which is deemed to be earned upon the initial closing of this offering and will be paid, pro rata, upon the exercise of such Warrants. The table above does not include payment of any Warrant Fee.

The placement agent has agreed to reimburse us for certain expenses incurred in connection with this offering in the amount of approximately $3.9 million.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fee received by the placement agent might be deemed to be an underwriting discount or commission under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

This is a brief summary of certain provisions of the placement agency agreement that we have entered into with the placement agent and does not purport to be a complete statement of their terms and conditions.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Latham & Watkins, Los Angeles, California, is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of our Company as of and for the years ended August 31, 2024 and 2023 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended August 31, 2024, have been so incorporated in reliance on the report of Bush and Associates CPA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

Our transfer agent is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Suite 106, Encinitas, CA 92024.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.sharplink.com. Information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus supplement forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus supplement by reference. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. We incorporate by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 (filed on December 9, 2024 and as amended on April 3, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2024 (filed on January 10, 2025), February 28, 2025 (filed on April 14, 2025), May 31, 2025 (filed on July 2, 2025), and our Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2025 (filed on July 3, 2025); and

●	our Current Reports on Form 8-K filed on November 7, 2024, May 16, 2025, May 20, 2025, May 29, 2025, June 10, 2025, June 30, 2025, July 2, 2025, July 3, 2025, July 9, 2025 (Film No. 251112747), July 9, 2025 (Film No. 251113940), July 9, 2025 (Film No. 251114034), July 24, 2025, July 29, 2025, August 12, 2025, August 28, 2025, September 4, 2025, and September 10, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K).

●	our Registration Statement on Form 8-A filed with the Commission on June 2, 2025 (File No. 001-42675), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement to the extent that a statement contained in this prospectus supplement or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus supplement, modifies or supersedes the original statement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus supplement contained in the registration statement but not delivered with the prospectus supplement. You should direct requests for documents to:

Bitmine Immersion Technologies, Inc.

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

Attention: Chief Financial Officer

Phone: (404) 816-8240

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PROSPECTUS

BITMINE IMMERSION TECHNOLOGIES, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common stock is traded on the New York Stock Exchange American under the symbol “BMNR.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2025.

TABLE OF CONTENTS

Prospectus

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 36 of this prospectus.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “Bitmine,” “we,” “us” and “our” refer to Bitmine Immersion Technologies, Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

1

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.bitminetech.io. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	the risks of limited management, labor, and financial resources;

●	our ability to establish and maintain adequate internal controls;

●	our ability to develop and maintain a market in our securities;

●	our ability to obtain financing, if and when needed, on acceptable terms;

●	our projected financial position and estimated cash burn rate;

●	the success of our digital currency mining and hosting activities;

●	the success of our ETH treasury strategy;

●	the volatile and unpredictable cycles in the emerging and evolving industries in which we operate, increasing difficulty rates for bitcoin mining;

●	the continued trading of digital currencies, and in particular bitcoin, at prices that make it profitable to mine new digital currencies;

●	the availability of cost-efficient energy supplies available to mine digital currencies;

●	bitcoin halving;

●	new or additional governmental regulation;

●	the anticipated delivery dates of new hosting containers and miners;

●	the ability to successfully develop and deploy new hosting facilities;

●	the expectations of future revenue growth may not be realized;

●	ongoing demand for our services;

●	other risks described in our prior press releases and filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY

Company Overview

We are a digital asset and blockchain technology company that engages in the production or “mining” of bitcoin and have recently initiated an Ethereum treasury strategy. Our business strategy generally involves the accumulation of BTC for long-term investment, whether acquired by our bitcoin mining operations or from the proceeds of capital raising transactions. We now intend to accumulate ETH with respect to our Treasury operations. From time to time, subject to market conditions, we intend to (i) issue debt or equity securities or engage in other capital raising transactions with the objective of using the proceeds to purchase BTC or ETH, (ii) expand our bitcoin mining and consulting operations and retain any bitcoin we generate to the extent it exceeds our working capital requirements and (iii) increase the ETH per common share of our business through professional Treasury management. We intend to fund further BTC and ETH acquisitions and mining expansion primarily through issuances of common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock. We may also finance our mining expansion by conservatively leveraging our bitcoin holdings.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. Our bitcoin mining operations focus in the short-term on placing our new miners with third party hosting firms because we do not have the data center capacity to accommodate new miners. Hosting services include the provision of mining equipment and energized space and the monitoring, troubleshooting, and repair and maintenance of customer mining equipment. In the long-term, we plan to build data centers for our miners because we believe our total costs of operating the miners will be less.

We view our Ethereum treasury operations as the next phase of our business growth. Our Treasury strategy will be focused on engaging in opportunity seeking activities with the goal of increasing the amount of ETH in the Treasury, including through staking, restaking, liquid staking and other decentralized finance activities. We expect that ETH will serve as our primary treasury reserve asset in the future. We believe our Treasury operations will provide us with professional management of our digital assets, with a focus on maximizing ETH accumulation and value accretion, while maintaining robust controls and oversight over these digital assets.

With respect to our bitcoin mining operations, through our Mining-as-a-Service (“MaaS”) business model, we deliver end-to-end mining infrastructure and management to companies seeking direct bitcoin mining exposure without the operational burden. The data centers that we build use immersion cooling technology. Immersion cooling is the process of submerging computer components (or full servers) in a thermally, but not electrically, conductive liquid (dielectric coolant) allowing higher heat transfer performance than air and many other benefits. Our MaaS strategy includes (i) hardware and infrastructure: this involves the sale or lease of mining machines, as well as full deployment support; (ii) operational management: this involves full fleet oversight, uptime maximization, and mining pool payout optimization; and (iii) financial and compliance support: this involves providing GAAP-aligned reporting tools and treasury integration guidance.

For a description of our business, financial condition, results of operations and other important information regarding Bitmine and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 2 of this prospectus. More information about us is also available through our website at www.bitminetech.io. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Corporate Information

A predecessor to us was incorporated in the State of Nevada on August 16, 1995 as Interactive Lighting Showrooms, Inc., and redomiciled in the State of Delaware on April 6, 2020.

On July 16, 2021, Jonathan Bates, Raymond Mow, Michael Maloney, and Seth Bayles were appointed to our board of directors, and Jonathan Bates, Raymond Mow, Seth Bayles, and Ryan Ramnath were appointed as officers. At the same time, such persons or their affiliates acquired approximately 62% of our issued and outstanding shares at the time in a private placement. Erik S. Nelson was previously the only member of the board of directors and remained a director and chief executive officer. On May 26, 2022, our board of directors appointed Jonathan Bates as our chief executive officer and Erik Nelson as our president. The appointment of certain of the new officers and directors was done in connection with our entry into the business of creating hosting centers for bitcoin mining computers primarily utilizing immersion cooling technology, as well mining the bitcoin digital currency for our own account. Prior to such change of control, we were a shell company.

Our principal executive offices are located at 10845 Griffith Peak Dr., #2, Las Vegas, Nevada 89135, and our telephone number is (404) 816-8240. Our corporate website address is bitminetech.io. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” herein as well as those included in our Annual Report on Form 10-K for the year ended August 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2024, February 28, 2025, and May 31, 2025 which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 2 and 39 of this prospectus, respectively. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

Risks Related to Cryptocurrencies

The further development and acceptance of the bitcoin and ETH networks and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the bitcoin and ETH networks and other cryptocurrency networks may adversely affect an investment in the Company.

Cryptocurrency such as bitcoin and ETH may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks are a new and rapidly evolving industry of which the bitcoin and ETH networks are a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the bitcoin and ETH networks in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the bitcoin and ETH networks, include:

●	continued worldwide growth in the adoption and use of bitcoin, ETH and other cryptocurrencies, including those competitive with bitcoin and ETH;

●	government and quasi-government regulation of bitcoin, ETH and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the bitcoin and ETH networks or similar cryptocurrency systems;

●	the maintenance and development of the open-source software protocol of the bitcoin and ETH networks;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of the bitcoin and ETH networks and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that the bitcoin and ETH networks, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of bitcoin and ETH.

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The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets, including spot markets for bitcoin and ETH, are growing rapidly. The digital asset trading platforms through which bitcoin, ETH and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of bitcoin and ETH for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring bitcoin and ETH from a personal account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as bitcoin and ETH on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of bitcoin, ETH and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

The cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt the cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

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Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.

The trading prices of many cryptocurrencies, including bitcoin and ETH, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of bitcoin and ETH, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of their value.

The trading prices of many cryptocurrencies, including bitcoin and ETH, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain cryptocurrencies, including bitcoin and ETH, over the course of 2017, followed by steep drawdowns throughout 2018 in cryptocurrency trading prices, including for bitcoin and ETH. These drawdowns notwithstanding, cryptocurrency prices, including bitcoin, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Cryptocurrency prices, including bitcoin and ETH, experienced significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021 and throughout 2022. Cryptocurrency prices again experienced steep increases in value in 2024 before suffering steep drawdowns in early 2025.

Extreme volatility in the future, including further declines in the trading price of bitcoin and ETH, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of bitcoin, ETH and other cryptocurrencies, including a depreciation in value.

We may be subject to regulatory developments related to cryptocurrencies and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a Ethereum treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Risks Related to Investing in Ether (ETH)

We have recently shifted a portion of our business strategy towards a focus on ETH, and we may be unable to successfully implement this new strategy.

We have shifted a portion of our business strategy towards ETH, including potential investments in ETH, including through staking, restaking, liquid staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate ETH-related activities at the scale or profitability currently anticipated. The ETH network operates with a Proof-of-Stake consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support ETH and related staking activities. This also requires that we implement different security protocols, and treasury management practices. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors in key management could result in significant loss of funds and reduced rewards. As a result, our shift towards ETH could have a material adverse effect on our business and financial condition.

Our shift towards an ETH-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards an ETH-focused strategy, including staking, restaking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks. ETH’s Proof-of-Stake consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the ETH ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and it could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our ETH strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

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In connection with our focus on ETH, we expect to interact with various smart contracts deployed on the ETH network, which may expose us to risks and technical vulnerabilities.

In connection with our ETH strategy, including staking, restaking, liquid staking, and other decentralized finance activities, we expect to interact with various smart contracts deployed on the ETH network in order to optimize our strategy. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of staking deposit contracts, liquid staking protocols, restaking platforms, and decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of ETH or other digital assets, which could have a materially adverse impact on our business. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

Transactions using ETH require the payment of “gas fees,” which are subject to fluctuations that may result in high transaction fees.

Transactions using ETH, including purchases, sales and staking, require the payment of “gas fees” in ETH. Gas fees are payments made by the user to compensate for the computational energy required to process and validate transactions, such as purchases, sales and staking, on the ETH network. These fees can fluctuate and can be very expensive relative to the cost of the transaction depending upon congestion and demand on the network. If fees are high, the cost of a transaction will potentially decrease the return of the investment, which could be negative. High gas fees may also cause delays in the execution of a transaction, which could affect the preferred timing of execution and may lead to execution of a transaction during inopportune times. In addition, gas fees are paid in ETH itself, which would require that sufficient ETH balances are maintained. Future upgrades to the Ethereum protocol, regulatory changes, or technical issues could also adversely impact the cost of gas fees and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

There is a possibility that ETH may be classified as a “security.” If ETH is classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that ETH is a “security,” and ETH has not yet been classified with respect to the U.S. federal securities laws. Although we believe that ETH is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under applicable securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If this occurs, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances, and we could be required to register as an investment company under the Investment Company Act.

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As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that ETH is not a “security” is premised, among other reasons, on our conclusion that ETH does not appear to meet certain elements of the Howey test, such as that holders of ETH do not have a reasonable expectation of profits from our efforts in respect of their holding of ETH.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of ETH is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC, which has previously stated it deemed ETH a security. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that Ether, or any other digital asset we might hold, is a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties if ETH or components of the Ethereum blockchain was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties and other damages, and adversely affect our business, results of operations, financial condition, treasury operations and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent PIPE Offering will be used to acquire ETH, which is an amount in excess of 40% of our total assets. Since we believe ETH is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

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ETH and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

Ether is created and transmitted through the operations of the peer-to-peer Ethereum network, a decentralized network of computers running software following the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, the value of Ethereum could be negatively impacted.

If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent us from depositing or withdrawing ETH from our accounts with our custodian or otherwise effecting ETH transactions. Such disruptions could include, for example: the price volatility of ETH; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of ETH trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Ethereum network.

In addition, although we do not currently intend to mine ETH, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of our ETH, including the loss or destruction of private keys required to access our ETH and cyberattacks or other data loss relating to our ETH, including smart contract related losses and vulnerabilities.

We hold our ETH with regulated custodians that have duties to safeguard our private keys, and use multisignature keys to prevent unauthorized access in accordance with our treasury operations. Our custodial services contracts do not restrict our ability to reallocate our ETH among our custodians, and our ETH holdings may be concentrated with a single custodian from time to time. In light of the significant amount of ETH we expect to hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our ETH as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

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If there is a decrease in the availability of digital asset custodians that we believe can safely custody our ETH, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our ETH, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance. Our use of custodians exposes us to the risk that the ETH our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such ETH. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage that we might purchase or maintain related to our ETH. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

ETH is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the ETH is held. While the Ethereum blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the ETH held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the ETH held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Ethereum and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our ETH. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of ETH or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

The launch of central bank digital currencies (“CBDCs”) may adversely impact our business.

The introduction of any government-issued digital currency could eliminate or reduce the need or demand for private-sector issued crypto currencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for cryptocurrencies, including ETH.

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USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

●	debt repayment;

●	repurchases of shares of our common stock;

●	working capital; and/or

●	capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of our capital stock, our certificate of incorporation, our amended and restated bylaws and Delaware law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part.

Outstanding and Authorized Shares

We are authorized to issue up to a total of 500,000,000 shares of common stock, par value $0.0001 per share, and up to 20,000,000 shares of preferred stock, par value $0.0001 per share. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be quoted or listed in the future. Our board of directors has the authority to amend our certificate of incorporation to create one or more series of preferred stock containing such rights, preferences, and limitations that the board of directors may approve without stockholder approval.

Our board of directors authorized two series of preferred stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, all of which are held by Jonathan Bates, our Chief Executive Officer and Chairman, and Digital Investors Emerging Technology, LP (“IDI”), an entity controlled by Mr. Bates and Raymond Mow, one of our directors and our Chief Financial Officer. On January 17, 2025, we entered into a letter agreement (the “Letter Agreement”) with Mr. Bates and IDI relating to the conversion of preferred stock owned by Mr. Bates and IDI, among other matters. Pursuant to the Letter Agreement, Mr. Bates and IDI agreed to convert their shares of Series A Convertible Preferred Stock into shares of common stock at the contractual conversion price, which was $4.00 per share after adjustment for the effects of the Company’s 1-for-20 reverse stock split (the “Reverse Stock Split”). IDI further agreed to convert its shares of Series B Convertible Preferred Stock into shares of common stock at the contractual conversion price, which was $4.00 per share after adjustment for the effects of the Reverse Stock Split. On June 6, 2025, the Series A Convertible Preferred Stock held by Jonathan Bates and IDI were converted into 375,000 and 759,915 shares of Common Stock, respectively. On June 6, 2025, the Series B Convertible Preferred Stock held by IDI were also converted into 625,000 shares of Common Stock.

Voting

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable.

Quorum

Under our amended and restated bylaws, the holders of at least one-third of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

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Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders, and any other factors or considerations our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Liquidation

Upon our liquidation, dissolution, or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available.

Exclusive Forum of Certain Actions

Our amended and restated certificate of incorporation provide, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware (or, and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware, or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, to the fullest extent permitted by law, is the sole and exclusive forum for (i) any derivative claim or cause of action brought on our behalf; (ii) any claim or cause of action for breach of fiduciary duty owed by any of our directors, officers or other employees, agents or stockholders to us or to our stockholders; (iii) any claim or cause of action against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation, or our amended and restated bylaws (as each may be amended from time to time); and (iv) any claim or cause of action against us or any of our current or former directors, officers, or other employees, governed by the internal affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided, however, that the exclusive forum provision described above will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Additionally, our amended and restated certificate of incorporation provides that any stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action to enforce the above provisions.

Other Rights and Preferences

Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, our Amended and Restated Bylaws and the DGCL

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The provisions of our amended and restated certificate of incorporation and our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors, and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

Preferred Stock. Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue a series of preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Amendment of Bylaws. The amended and restated certificate of incorporation and amended and restated bylaws provide that the amended and restated bylaws may be altered, amended, or repealed by the board of directors by an affirmative vote of a majority of the board of directors at any regular meeting of the board of directors.

Limitation of Liability. The amended and restated certificate of incorporation provides for the limitation of liability of, and provides indemnification to, our directors and officers.

Special Stockholders Meeting. The amended and restated bylaws provide that a special meeting of the stockholders may only be called by the president or a majority of the board of directors.

Delaware Anti-Takeover Statute.

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;

2.	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3.	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or not to be governed by this particular Delaware law.

Transfer Agent

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc. The transfer agent and registrar’s address is 721 N. Vulcan Ave., Encinitas, California 92024 and its telephone number is (619) 664-4780.

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DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Bitmine Immersion Technologies, Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and the trustee identified in the applicable prospectus supplement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of Bitmine Immersion Technologies, Inc. and:

●	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

●	may be issued in one or more series with the same or various maturities;

●	may be issued at a price of 100% of their principal amount or at a premium or discount;

●	may be issued in registered or bearer form and certificated or uncertificated form; and

●	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

●	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

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●	the price or prices of the debt securities of the series at which such debt securities will be issued;

●	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

●	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

●	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

●	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

●	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

●	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

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●	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

●	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

●	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	any changes or additions to the provisions of the indenture dealing with defeasance;

●	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

●	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

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●	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

●	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

●	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

●	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

●	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any co-issuer;

●	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and

●	demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

●	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

●	securities in bearer form;

●	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

●	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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●	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

●	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

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So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

●	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

●	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

●	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

●	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

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`	●	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

	●	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

●	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

●	failure to pay interest on the debt securities of that series within 30 days of the due date;

●	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

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●	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

●	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

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Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

●	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

●	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

●	reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;

●	change the provisions applicable to the redemption of any debt securities;

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●	make any debt securities payable in money or securities other than those stated in the debt securities;

●	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

●	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

●	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

●	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

●	to cure any ambiguity, omission, defect or inconsistency;

●	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

●	to provide for the assumption by a successor company of the obligations of the Company under the indenture;

●	to add guarantees with respect to the debt securities or to secure the debt securities;

●	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

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●	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

●	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

●	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

●	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

●	to approve a particular form of any proposed amendment;

●	to provide for the issuance of additional debt securities of any series;

●	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

●	to comply with the rules of any applicable depositary;

●	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

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Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not Bitmine Immersion Technologies, Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not Bitmine Immersion Technologies, Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Bitmine Immersion Technologies, Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

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In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

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Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

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DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

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DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

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The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on The New York Stock Exchange American (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 (filed on December 9, 2024 and as amended on April 3, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2024 (filed on January 10, 2025), February 28, 2025 (filed on April 14, 2025), May 31, 2025 (filed on July 2, 2025); and our Quarterly Report on Form 10-Q/A for the quarter ended May 31, 2025 (filed on July 3, 2025);

●	our Current Reports on Form 8-K filed on November 7, 2024, May 16, 2025, May 20, 2025, May 29, 2025, June 10, 2025, June 30, 2025, July 2, 2025, and July 3, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	our Registration Statement on Form 8-A filed with the Commission on June 2, 2025 (File No. 001-42675), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.bitminetech.io) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Bitmine Immersion Technologies, Inc.

Attn: Jonathan Bates, Chief Executive Officer

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

Telephone: (404) 816-8240

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Winston & Strawn LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Bitmine Immersions Technologies, Inc. as of and for the years ended August 31, 2024 and 2023 incorporated by reference have been audited by Bush and Associates CPA, independent registered public accounting firm, as set forth in their thereon, incorporated by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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BITMINE IMMERSION TECHNOLOGIES, INC.

5,217,715 Shares of Common Stock

Warrants to Purchase up to 10,435,430 Shares of Common Stock

10,435,430 Shares of Common Stock Underlying Warrant

Sole Placement Agent

Moelis & Company

September 22, 2025